Exhibit 3.1

Delaware The First State Page 1 5857184 8100 Authentication: 203031597 SR# 20231200775 Date: 03-29-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “OUTLOOK THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MARCH, A.D. 2023, AT 12:14 O`CLOCK P.M.